AS AMENDED
                                                                     AUGUST 2002











                                     BYLAWS
                                       OF

                               Fresh Brands, INC.
                            (a Wisconsin corporation)


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                                TABLE OF CONTENTS


ARTICLE I OFFICES.............................................................1
         1.01     Principal and Business Offices..............................1
         1.02     Registered Office...........................................1

ARTICLE II SHAREHOLDERS.......................................................1
         2.01     Place of Meetings...........................................1
         2.02     Annual Meeting..............................................1
         2.03     Special Meetings............................................1
         2.04     Notice of Shareholders' Meetings............................1
         2.05     Meetings Without Notice.....................................1
         2.06     Voting of Shares............................................2
         2.07     Quorum......................................................2
         2.08     Conduct of Meetings.........................................2
         2.09     Fixing of Record Date.......................................2

ARTICLE III BOARD OF DIRECTORS................................................2
         3.01     General Powers and Number...................................2
         3.02     Qualifications..............................................3
         3.03     Regular Meetings............................................3
         3.04     Special Meetings............................................3
         3.05     Notice; Waiver..............................................3
         3.06     Quorum......................................................4
         3.07     Manner of Acting............................................4
         3.08     Conduct of Meetings.........................................4
         3.09     Vacancies...................................................4
         3.10     Compensation................................................5
         3.11     Presumption of Assent.......................................5
         3.12     Committees..................................................5
         3.13     Telephonic Meetings.........................................6
         3.14     Action without Meeting......................................6

ARTICLE IV OFFICERS...........................................................6
         4.01     Number......................................................6
         4.02     Election and Term of Office.................................6
         4.03     Removal.....................................................7
         4.04     Resignation.................................................7
         4.05     Vacancies...................................................7
         4.06     Chairman of the Board.......................................7
         4.07     Vice Chairman of the Board..................................7
         4.08     President...................................................7
         4.09     The Vice Presidents.........................................8
         4.10     The Secretary...............................................8
         4.11     The Treasurer...............................................8
         4.12     Assistant Secretaries and Assistant Treasurers..............8
         4.13     Other Assistants and Acting Officers........................9
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ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS.......9
         5.01     Contracts...................................................9
         5.02     Loans.......................................................9
         5.03     Checks, Drafts, etc.........................................9
         5.04     Deposits....................................................9
         5.05     Voting of Securities Owned by this Corporation.............10

ARTICLE VI CERTIFICATES FOR SHARES; TRANSFER OF SHARES.......................10
         6.01     Certificates for Shares....................................10
         6.02     Facsimile Signatures and Seal..............................10
         6.03     Signature by Former Officers...............................10
         6.04     Transfer of Shares.........................................10
         6.05     Restrictions on Transfer...................................11
         6.06     Lost, Destroyed or Stolen Certificates.....................11
         6.07     Consideration for Shares...................................11
         6.08     Stock Regulations..........................................11

ARTICLE VII SEAL.............................................................11

ARTICLE VIII INDEMNIFICATION.................................................11
         8.01     Certain Definitions........................................11
         8.02     Mandatory Indemnification of Directors and Officers........13
         8.03     Procedural Requirements....................................13
         8.04     Determination of Indemnification...........................13
         8.05     Mandatory Allowance of Expenses............................14
         8.06     Indemnification and Allowance of Expenses of Certain
                    Others...................................................15
         8.07     Insurance..................................................15
         8.08     Notice to the Corporation..................................15
         8.09     Severability...............................................16
         8.10     Nonexclusivity of Article VIII.............................16
         8.11     Contractual Nature of Article VIII; Repeal or Limitation
                    of Rights................................................16

ARTICLE IX AMENDMENTS........................................................16
         9.01     By Shareholders............................................16
         9.02     By Directors...............................................16
         9.03     Implied Amendments.........................................17

ARTICLE X SHAREHOLDER PROPOSALS..............................................17
         10.01    Annual Meetings............................................17
         10.02    Special Meetings...........................................18
         10.03    General....................................................19


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                               ARTICLE I OFFICES

     1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02 Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II SHAREHOLDERS

     2.01 Place of Meetings. Meetings of the shareholders of the corporation shall be held at such place as may be designated from time to time by resolution of the Board of Directors of the corporation. If no such place is designated, then the meeting shall be held at the general office of the corporation in Sheboygan County, Wisconsin.

     2.02 Annual Meeting. The annual meeting of the shareholders shall be held on the second Wednesday of May of each year or at such other date as may be fixed by resolution of the Board of Directors. In fixing a meeting date for any annual meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

     2.03 Special Meetings. Special meetings of the shareholders may be called by any officer of the corporation, the Board of Directors, or by the holders of not less than one tenth of all the shares entitled to vote at the meeting.

     2.04 Notice of Shareholders' Meetings. Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock record books or similar records of the corporation, with postage thereon prepaid.

     2.05 Meetings Without Notice. Any meeting of the shareholders of the corporation at which all of the shareholders entitled to vote are present, either in person or by proxy, shall be a legal meeting of the shareholders without notice. The shareholders may transact any business at such meeting which may lawfully be transacted at any meeting of the shareholders regularly called and notified.
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     2.06 Voting of Shares. Each outstanding share, entitled to vote, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy appointed in writing by the shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.07 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the meeting of shareholders. If a quorum is not present at a meeting, the majority present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until the holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.08 Conduct of Meetings. The Chairman of the Board, and in his absence, the Vice Chairman of the Board, and in his absence, the President, and in his absence, a Vice President in the order provided under Section 4.09, and in their absence, any director chosen by the directors present, in their absence, any shareholder entitled to vote chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any shareholder entitled to vote to act as secretary of the meeting.

     2.09 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting has been made as provided in this section, such determination shall be applied to any adjournment thereof.

                         ARTICLE III BOARD OF DIRECTORS

     3.01 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The number of directors of the corporation shall be determined from time to time by the Board of Directors and shall be divided into three classes designated as Class I, Class II and Class III, respectively.



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     At the first annual meeting of shareholders, the Class I directors shall be elected, at the second annual meeting of shareholders the Class II directors shall be elected and at the third annual meeting of shareholders the Class III directors shall be elected. Each director shall be elected for a term to expire at the third annual meeting of shareholders after his or her election, and until their successors are elected and qualify.

     A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the Chairman of the Board of Directors or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date.

     From time to time, the Board of Directors may elect one or more former or retiring directors as Directors Emeritus of the corporation. Directors Emeritus shall be invited to attend and participate in all meetings of the Board of Directors (and shall be provided with all information and documents provided to directors generally) but shall not have a vote on any matter before the Board of Directors and shall not be counted in determining the presence of a quorum at any meeting of the Board of Directors. Each Director Emeritus of the corporation shall be deemed a "Director" for purposes of Article VIII of these bylaws and shall be entitled to such compensation as may be determined by the Board of Directors.

     3.02 Qualifications. Directors need not be residents of the State of Wisconsin or shareholders of the corporation. No other restrictions, limitations or qualifications may be imposed on individuals for service as a director.

     3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be communicated to the directors at or prior to such meeting of shareholders. To the extent practicable, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors shall be communicated amongst and generally agreed upon by the directors at any meeting of the Board of Directors.

     3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The President or Secretary may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

     3.05 Notice; Waiver. Notice of each special meeting of the Board of Directors shall be given by written notice delivered or communicated in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than twenty-four hours prior to the meeting. The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is


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given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     3.06 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these bylaws, a majority of the number of directors specified in Section 3.01 of these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or by these bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.12 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

     3.07 Manner of Acting. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws require the vote of a greater number of directors.

     3.08 Conduct of Meetings. The Chairman of the Board, and in his absence, the Vice Chairman of the Board, and in his absence, the President, and in his absence, a Vice President in the order provided under Section 4.09, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

     3.09 Vacancies. Except as provided below, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by any of the following: (a) the shareholders; (b) the Board of Directors; or (c) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date, because of a resignation effective at


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a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. Any vacancy resulting from a director's death, resignation, removal, disqualification or otherwise shall be filled for the unexpired portion of such director's term.

     3.10 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

     3.11 Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.12 hereof, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or
(c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

     3.12 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of all of the directors then in office, may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the corporation's articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

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     3.13 Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.12 hereof) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following: (a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disposition of substantial property or assets of the corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (d) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director's social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (b), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the corporation having a net book value equal to 20% or more of the net book value of the total assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the corporation have been prepared. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

     3.14 Action without Meeting. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.12 hereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

                              ARTICLE IV OFFICERS

     4.01 Number. The principal officers of the corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

     4.02 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of


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officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

     4.03 Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The election or appointment of an officer does not of itself create contract rights.

     4.04 Resignation. An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

     4.05 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

     4.06 Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of directors and shareholders. He shall also perform all such other functions and duties as may be assigned to him by the Board of Directors. He shall also have authority to sign documents and instruments in the absence of the President.

     4.07 Vice Chairman of the Board. The Vice Chairman of the Board shall, when present and when the Chairman of the Board is not present, preside at all meetings of the directors and shareholders. The Vice Chairman shall also perform all other functions and duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

     4.08 President. The President shall be the principal executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. In the absence of the Chairman and the Vice Chairman, the President shall, when present, preside at all meetings of the directors and shareholders. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and

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stead. In general, he shall perform all duties incident to the office of
President and such other duties as may be prescribed by the Board of Directors from time to time.

     4.09 The Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or, in the event there be more than one Vice President, the Executive Vice President, or in his absence the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

     4.10 The Secretary. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

     4.11 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.12 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors or the President may from time to time authorize. The Assistant Secretaries may sign with the


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President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     4.13 Other Assistants and Acting Officers. The Board of Directors and the President shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the President or the appointing officer.

                       ARTICLE V CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

     5.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

     5.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     5.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

     5.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

     5.05 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

             ARTICLE VI CERTIFICATES FOR SHARES; TRANSFER OF SHARES

     6.01 Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by one or more of the Chairman of the Board, President, a Vice President, the Secretary and another officer of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

     6.02 Facsimile Signatures and Seal. The seal of the corporation, if any, on any certificates for shares may be a facsimile. The signature of the Chairman of the Board, President, Vice President, Secretary and other officer of the corporation upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

     6.03 Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

     6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

     6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

     6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     6.07 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

     6.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

                                ARTICLE VII SEAL

     The Board of Directors may provide for a corporate seal for the corporation.

                          ARTICLE VIII INDEMNIFICATION

     8.01 Certain Definitions. All capitalized terms used in this Article VIII and not otherwise hereinafter defined in this Section 8.01 shall have the meaning set forth in Section 180.0850 of the Statute. The following capitalized terms (including any plural forms thereof) used in this Article VIII shall be defined as follows:

     (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

     (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 8.04.

     (c) "Board" shall mean the entire elected and serving Board of Directors of the Corporation, including all Directors Emeritus, and all members of the Board of Directors of the Corporation and Directors Emeritus who are Parties to the subject Proceeding or any related Proceeding.

     (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 8.04, to constitute misconduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute.

     (e) "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

     (f) "Director" or "Officer" shall have the meaning set forth in the Statute and shall also include all Directors Emeritus for purposes of the definition of "Director" under this Article VIII; provided, that, for purposes of this Article VIII, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

     (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

     (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term "Party" shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

     (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article VIII, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

     (j) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

     8.02 Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

     8.03 Procedural Requirements.

     (a) A Director or Officer who seeks indemnification under Section 8.02 shall make a written request therefor to the Corporation. Subject to Section 8.03(b), within sixty days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.05).

     (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 8.02 if, within such sixty-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

     (c) In either case of nonpayment pursuant to Section 8.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in
Section 8.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

     (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

     8.04 Determination of Indemnification.

     (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 8.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

          (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested

     Quorum cannot be obtained, then by a majority vote of the Board;

          (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects (other than this Article VIII), such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules; or

          (iii) A court pursuant to and in accordance with Section 180.0854 of the Statute.

     (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

     (c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

     (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

     (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

     (f) All Expenses incurred in the determination process under this Section
8.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

     8.05 Mandatory Allowance of Expenses.

     (a) The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

          (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

          (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section
     8.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to
     Section 8.04.

     (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.05, such Director or Officer shall not be required to pay interest on such amounts.

     8.06 Indemnification and Allowance of Expenses of Certain Others.

     (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

     (b) The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

     (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 8.06(b) hereof) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

     8.07 Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VIII.

     8.08 Notice to the Corporation. A Director, Officer or employee shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 8.04(a)).

     8.09 Severability. If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, this
Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

     8.10 Nonexclusivity of Article VIII. The rights of a Director, Officer or employee (or any other person) granted under this Article VIII shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VIII shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

     8.11 Contractual Nature of Article VIII; Repeal or Limitation of Rights. This Article VIII shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation.

                             ARTICLE IX AMENDMENTS

     9.01 By Shareholders. These bylaws may be amended or repealed and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.

     9.02 By Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws, these bylaws may also be amended or repealed and new bylaws may be adopted by the Board of Directors provided, however, that the shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw and provided, further, that the Board of Directors shall have no power to amend or repeal any provisions of Article II.

     9.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                        ARTICLE X SHAREHOLDER PROPOSALS

     10.01 Annual Meetings.

     (a) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder of the corporation who (i) is a shareholder of record at the time of giving of notice provided for in this Section 10.01, (ii) is entitled to vote at the meeting, and
(iii) complies with the notice procedures set forth in this Section 10.01.

     (b) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be received by the Secretary of the corporation at the principal offices of the corporation not later than the earlier of (i) the date 45 days prior to the first anniversary (the "Anniversary Date") of the date set forth, in the corporation's proxy statement for the last annual meeting of shareholders held by the corporation, as the date on which the corporation first mailed definitive proxy materials for such annual meeting of shareholders and (ii) the later of (x) the date 70 days prior to the annual meeting of shareholders before which the shareholder providing notice desires to bring the business set forth in the notice and (y) the date 10 days following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or other proposal is made; (B) the class and number of shares of the corporation that are beneficially owned by such shareholder or beneficial owner or owners;
(C) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director, (i) the name and residential address of the person or persons to be nominated, (ii) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (iii) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (iv) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; and (E) in the case of any other business that such shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these bylaws, the language of the proposed amendment, (ii) such shareholder's and beneficial owner's or owners' reasons for conducting such business at the meeting and (iii) any material interest in such business of such shareholder and beneficial owner or owners.

     (c) Notwithstanding the foregoing provisions of this Section 10.01 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, a shareholder's notice required by this Section 10.01 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

     10.02 Special Meetings

     (a) Only such business shall be conducted at a special meeting of the shareholders of the corporation as is described in the notice of such meeting sent to shareholders in accordance with Section 2.04 of these bylaws.

     (b) Nominations of persons for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected may be made a shareholder only if such shareholder (i) is a shareholder of record at the time of giving of notice of such meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 10.02.

     (c) Any shareholder desiring to nominate persons for election to the Board of Directors at such a special meeting shall cause a written notice to be received by the Secretary of the corporation at the principal offices of the corporation not earlier than ninety days prior to such special meeting and not later than the close of business on the later of (x) the date 60 days prior to such special meeting and (y) the date 10 days following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (i) the name and address, as they appear on the corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder or beneficial owner or owners; (iii) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (iv) the name and residence address of the person or persons to be nominated; (v) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (vi) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (vii) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.

     10.03 General.

     (a) Only persons who are nominated by or at the direction of the Board of Directors or nominated by shareholders of the corporation in compliance with the procedures set forth in this Article X shall be eligible to serve as directors. Only such business shall be conducted at an annual meeting or special meeting of shareholders as shall have been brought before such meeting by or at the direction of the Board of Directors or by a shareholder in compliance with the procedures set forth in this Article X. The chairman of any meeting of shareholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article X and, if any proposed nomination or business is not in compliance with this Article X, to declare that such defective proposal shall be disregarded.

     (b) For purposes of this Article X, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (c) In addition to complying with the foregoing provisions of this Article X, a shareholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article X. Nothing in this Article X shall be deemed to limit the corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.


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